                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 1999

                           MICHAEL PETROLEUM CORPORATION
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               (Exact name of registrant as specified in its charter)


              Texas                      333-52263*            76-0510239
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 (State or other jurisdiction of  (Commission File Number)   (IRS Employer
         incorporation)                                    Identification No.)

 13101 Northwest
 Freeway, Suite 320
 Houston, Texas                                                  77040
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 (Address of principal executive                               (Zip Code)
 offices)


Registrant's telephone number, including area code: (713) 895-0909



* The Commission File Number refers to a Form S-4 Registration Statement filed by the Registrant under the Securities Act of 1933 which was declared effective on July 22, 1998.

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Item 5.   OTHER EVENTS

     On September 30, 1999, representatives of Michael Petroleum
Corporation (the "Company") delivered a revised debt restructuring proposal to holders of the Company's 11 1/2% Senior Notes due 2005 (the "Senior Notes") and the financial advisor for the unofficial committee of Noteholders. The proposal contemplates issuing Common Stock of the Company in exchange for 50% of the outstanding indebtedness evidenced by the Senior Notes, and New Senior Notes in exchange for the remaining 50% amount. The Common Stock to be issued in exchange for the Senior Notes would represent 50% of the outstanding Common Stock of the restructured Company, before giving effect to potential dilution for certain Warrants to be issued, as discussed below.
The revised proposal contemplates that the terms of the New Senior Notes would retain the same interest rate and maturity as the Senior Notes, and that certain covenants would be renegotiated. The revised proposal also contemplates the issuance of Warrants to the existing shareholders of the Company, containing exercise provisions so that, if exercised, the existing shareholders of the Company would own in excess of a majority (up to 90%) of the shares of outstanding Common Stock. The proposal contemplates that trade creditors of the Company would be paid in full or otherwise remain unimpaired, and the Company's outstanding $23 million indebtedness under its current bank facility would be refinanced from the proceeds of a new credit facility to be obtained. The restructuring could be implemented outside of insolvency proceedings or in connection with court-supervised bankruptcy proceedings, depending on the degree of Noteholder support for the alternative chosen.

     The proposal described above is preliminary in nature and no predictions can be made by Company management as to the degree of success the Company may achieve in its negotiations with Noteholders, whether a restructuring or refinancing of its Senior Note and senior bank indebtedness will be accomplished on the terms described above, whether such a restructuring can be effected outside of bankruptcy, if at all, or if accomplished, whether the Company will be able to achieve its business plan objectives following such a restructuring. Nothing contained in this report shall constitute an offer to purchase, sell or exchange any security.

     The Company will not make on October 1, 1999, the approximately $7.8 million interest payment then due on its Senior Notes. The Indenture under which the Senior Notes were issued provides for a 30-day grace period before an Event of Default will occur due to the nonpayment of interest. If the interest payment is not made within the 30-day grace period, the Indenture provides that the entire indebtedness under the Senior Notes may be declared due and payable.

     The Company is continuing to negotiate with the holders of the Senior Notes and its senior bank lender in an effort to restructure the Company's indebtedness.

                                       -2-
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          Certain statements made in this press release, including, but not limited to, statements containing the words "will," "may," and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the Company's ability to restructure or refinance its existing debt or otherwise reorganize its current financial structure, achievement of its drilling and development program objectives, and future prices for and associated costs of the Company's oil and natural gas production. The
Company cautions investors that any forward-looking statements made by the Company are not guarantees of the future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                       -3-
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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              MICHAEL PETROLEUM CORPORATION



                              By: /s/ ROBERT L. SWANSON
                                 --------------------------------
                                      Robert L. Swanson
                                      Vice President -- Finance


Dated:    September 30, 1999